For Immediate Release	Symbol: POT
April 6, 2014
Listed: TSX, NYSE

PotashCorp announces selection of Jochen Tilk as next President and CEO

Tilk to assume CEO role in July 2014; Doyle to continue as Senior Advisor until June 2015, allowing for planned and seamless transition

Saskatoon, Saskatchewan – Potash Corporation of Saskatchewan Inc. (PotashCorp) today announced that the Board of Directors has appointed Jochen Tilk as President and CEO, effective July 1, 2014.

After 27 years of dedicated service – during which PotashCorp grew to become the world’s largest crop nutrient company – Bill Doyle will step down as President and CEO, but remain employed with the company as a Senior Advisor through June 2015.

“We’re pleased to announce Jochen Tilk as the next President and CEO of PotashCorp. Jochen is known for his focus on operational excellence and disciplined growth, and the entire Board agreed he was the right person to lead the company forward,” said Dallas Howe, Chairman of the Board. “The Board undertook a rigorous, three-year selection process for the new CEO that included the use of international executive search firms and a review of both internal and external candidates.”

“Jochen’s successful track record, his reputation among peers and commitment to the industry made him the ideal candidate to serve our customers and lead PotashCorp through our next phase of growth,” said Bill Doyle.

Tilk comes to PotashCorp after a 30-year career in the mining industry, most recently serving as President and CEO of Inmet Mining. He was instrumental in helping grow that company’s market capitalization by 5,000 percent and highly regarded by industry colleagues, employees and customers. Throughout his career he has earned a reputation for operational excellence, and in his previous role he developed – through asset optimization, organic growth and strategic acquisitions – a portfolio of facilities that was recognized as a leader in quality and cost. Along with these proven accomplishments, Tilk also made safety a top priority, fostering a “zero compromise” safety culture.

“The entire Board of Directors wishes to express its thanks to Bill Doyle for his long service as President and CEO, and his input during the succession process,” said Howe. “Bill has been an exceptional CEO for PotashCorp and, under his leadership over the past 15 years, PotashCorp was transformed into the global leader it is today. We look forward to Bill’s continued involvement and counsel as Senior Advisor to our new CEO and the Board.”

“It’s been a real privilege to have served PotashCorp for 27 years. The company is in great shape and I am more enthusiastic about the future than I have ever been, especially with the addition of Jochen Tilk,” said Doyle. “PotashCorp has the best people, the best assets in the business and excellent long-term growth prospects. As the world’s largest producer of crop nutrients, we will continue to play an important role in improving global food security.”

POTASH CORPORATION OF SASKATCHEWAN INC.

SUITE 500, 122 – 1ST AVENUE SOUTH, SASKATOON, SK CANADA S7K 7G3 PHONE (306) 933-8520 FAX (306) 933-8844

“I’m honored to join the PotashCorp team and look forward to getting to know our employees, community members, investors, customers and other stakeholders,” said Jochen Tilk, CEO designate. “PotashCorp has grown and benefitted enormously under Bill’s leadership and the strategies that have created tremendous long-term value. I share his philosophy for running the company and plan to build on this strong foundation. I’m excited about the potential for PotashCorp and look forward to moving to Saskatoon to take up my new duties.”

About PotashCorp

PotashCorp is the world’s largest crop nutrient company and plays an integral role in global food production. The company produces the three essential nutrients required to help farmers grow healthier, more abundant crops. With global population rising and diets improving in developing countries, these nutrients offer a responsible and practical solution to meeting the long-term demand for food. PotashCorp is the largest producer, by capacity, of potash and among the largest in nitrogen and phosphate. While agriculture is its primary market, the company also produces products for animal nutrition and industrial uses. Common shares of Potash Corporation of Saskatchewan Inc. are listed on the Toronto Stock Exchange and the New York Stock Exchange.

For further information please contact:

Investors Denita Stann Vice President, Investor and Public Relations Phone: (306) 933-8521 Fax: (306) 933-8844 Email: ir@potashcorp.com	Media Bill Johnson Senior Director, Public Affairs Phone: (306) 933-8849 Fax: (306) 933-8844 Email: pr@potashcorp.com

Web Site: www.potashcorp.com

This release contains forward-looking statements or forward-looking information (forward-looking statements). These statements can be identified by expressions of belief, expectation or intention, as well as those statements that are not historical fact. These statements often contain words such as “should”, “could”, “expect”, “may”, “anticipate”, “believe”, “intend”, “estimates”, “plans” and similar expressions. These statements are based on certain factors and assumptions including with respect to: the funding of the redemption price for the Notes. While the company considers these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Forward-looking statements are subject to risks and uncertainties that are difficult to predict. The results or events set forth in forward-looking statements may differ materially from actual results or events. Several factors could cause actual results or events to differ materially from those expressed in the forward-looking statements, including, but not limited to, the following: variations from our assumptions with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates; risks and uncertainties related to operating and workforce changes made in response to our industry and the markets we serve; changes in competitive pressures, including pricing pressures; risks and uncertainties related to our international operations and assets; fluctuations in supply and demand in the fertilizer, sulfur, transportation and petrochemical markets; costs and availability of transportation and distribution for our raw materials and products, including railcars and ocean freight; adverse or uncertain economic conditions and changes in credit and financial markets; the results of sales contract negotiations within major markets; unexpected geological or environmental conditions, including water inflows; economic and political uncertainty around the world; risks associated with natural gas and other hedging activities; changes in capital markets; unexpected or adverse weather conditions; changes in currency and exchange rates; imprecision in reserve estimates; adverse developments in new and pending legal proceedings or government investigations;

acquisitions we may undertake; increases in the price or reduced availability of the raw materials that we use; strikes or other forms of work stoppage or slowdowns; timing and impact of capital expenditures; rates of return on, and the risks associated with, our investments and capital expenditures; changes in, and the effects of, government policies and regulations; security risks related to our information technology systems; risks related to reputational loss; and earnings and the decisions of taxing authorities which could affect our effective tax rates. Additional risks and uncertainties can be found in our Form 10-K for the fiscal year ended December 31, 2013 under the captions “Forward-Looking Statements” and “Item 1A – Risk Factors” and in our other filings with the US Securities and Exchange Commission and the Canadian provincial securities commissions. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.